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                                                                    EXHIBIT 22.1


SUBSIDIARIES OF REGISTRANT

                                                              State of
                                                            Incorporation
                                                              or other
                                                            jurisdiction
                                                              in which
      Name                                                   organized
      ----                                                   ---------

Consolidated Furniture Corporation                           New York
    Furniture Comfort Corporation                            Delaware
    SSC Corporation                                          Delaware




         Each of the above subsidiaries is 100% owned by the Registrant or a subsidiary (as indicated by indentation) and are included in the consolidated financial statements of the Registrant.